Exhibit 5.1

May 6, 2024 Proficient Auto Logistics, Inc. 12276 San Jose Blvd Suite 426 Jacksonville, FL 32223	Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel +1 312 782 0600 Main Fax +1 312 701 7711 www.mayerbrown.com

Re:	Proficient Auto Logistics, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have represented Proficient Auto Logistics, Inc., a Delaware corporation (the “Company”) in connection with the registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on April 11, 2024 (Registration No. 333-278629) (as amended, the “Registration Statement”). The Registration Statement relates to the registration of the offer and sale by the Company of 16,483,332 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company, including 2,149,999 shares which may be offered and sold pursuant to the exercise of the underwriters’ option to purchase additional shares of Common Stock (the “Shares”). The term “Shares” shall include any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.

As counsel to the Company, we have examined (i) the Registration Statement; (ii) the Third Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) of the Company in the form filed as Exhibit 3.1 to the Registration Statement, to be filed with the Secretary of State of the State of Delaware prior to the issuance of the Shares; (iii) the Amended and Restated By-laws of the Company in the form filed as Exhibit 3.2 to the Registration Statement; (iv) the form of underwriting agreement (the “Underwriting Agreement”) filed as Exhibit 1.1 to the Registration Statement; and (v) resolutions of the board of directors and stockholders of the Company relating to the offering of the Shares. We have also examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion.

In expressing the opinions set forth below, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. As to all parties other than the Company, we have assumed the due authorization, execution and delivery of all documents and the validity and enforceability thereof against all parties thereto in accordance with their respective terms. We have also assumed that (i) the Registration Statement will become and remain effective under the Securities Act and (ii) all of the Shares will be issued and sold in compliance with applicable federal and state securities or blue sky laws and in the manner stated in the Registration Statement.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including
Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England & Wales), Mayer Brown (a Hong Kong partnership)
and Tauil & Chequer Advogados (a Brazilian law partnership).

Mayer Brown llp

May 6, 2024

As to matters of fact (but not as to legal conclusions), to the extent we deemed proper, we have relied on certificates of responsible officers of the Company and of public officials.

Based upon and subject to the foregoing, and having regard for legal considerations which we deem relevant, we are of the opinion that, assuming the Company files its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the Shares, when issued and delivered against payment therefor in the circumstances contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the Delaware General Corporation Law and we express no opinion with respect to any other laws.

We hereby consent to the incorporation by reference of this opinion as an exhibit to the Registration Statement and to all references to this firm in such Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Mayer Brown LLP
Mayer Brown LLP

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